EXHIBIT 5


[COMPANY LOGO OMITTED]
                                                      200 EAST BROWARD BOULEVARD
                                                  FORT LAUDERDALE, FLORIDA 33301

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                                                            POST OFFICE BOX 1900
                                                  FORT LAUDERDALE, FLORIDA 33302

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                                                                  (954) 527-2473
                                                             FAX: (954) 333-4073
                                                       ROBERT.BRIGHTON@RUDEN.COM


February 11, 2004



Hydron Technologies, Inc.
2201 West Sample Road
Building 9, Suite 7B
Pompano Beach, FL 33075

Ladies and Gentlemen:

         We have acted as counsel to Hydron Technologies, Inc., a New York corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the sale from time to time by the selling shareholders named in the Registration Statement (the "Selling Shareholders") of up to 8,766,500 shares of the Company's common stock, $.01 par value (the "Common Stock"), and up to 2,210,000 ("Warrants") warrants to purchase shares of common stock (collectively, with the Common Stock, the "Securities"), in the manner set forth in the Registration Statement. Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.

         In connection with our representation, we have examined: (i) the Registration Statement, including the Prospectus; (ii) the Company's Restated Certificate of Incorporation and By-laws, as amended to date; (iii) resolutions of the Company's Board of Directors authorizing the issuance of the shares of Common Stock and Warrants subject to the Registration Statement, together with certain related matters; and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have, among other things, relied upon certificates of public officials and, as to various factual matters, certificates of officers of the Company.

         Based upon the foregoing, we are of the opinion that the Securities covered by the Registration Statement that are to be offered and sold from time to time by the Selling Shareholders have been duly authorized, validly issued and are fully paid and nonassessable.


                RUDEN, McCLOSKY, SMITH, SCHUSTER & RUSSELL, P.A.
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     CARACAS . FT. LAUDERDALE . MIAMI . NAPLES . ORLANDO . PORT ST. LUCIE .
        SARASOTA . ST. PETERSBURG . TALLAHASSEE . TAMPA . WEST PALM BEACH

         We consent to the use of this opinion as an exhibit to the Registration Statement and the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by
Section 7 of the Securities Act.


                                       Very truly yours,



                                       /s/: RUDEN McCLOSKY SMITH
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                                       SCHUSTER & RUSSELL, P.A.
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